POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, Brian J. Driscoll, hereby constitutes and appoints Linda Segre, Leda Mouallem, and any individual serving as General Counsel of Diamond Foods, Inc. (the "Company") as the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, a Form ID, Uniform Application for Access Codes to File on EDGAR ("Form ID"), in accordance with Section 19 of the Securities Act of 1933, as amended, and Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Act of 1934, as amended, and the rules and regulations thereunder.

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID and Forms 3, 4, and 5 and timely file such forms withe United States Securities and Exchange Commission; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 19 of the Securities Act of 1933 and Section 16(a) of the Securities Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file or amend their Form ID or file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of September, 2014.

Signature:                          /s/ Brian J. Driscoll